SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): June 16, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

Offering of Senior Notes.

K2 Inc. has commenced an offering of $150 million in aggregate principal amount of Senior Notes due 2014 (the “Notes”) pursuant to Rule 144A under the Securities Act of 1933. K2 intends to use the proceeds of the offering to finance the acquisitions of leading companies in winter sports and outdoor apparel.

The Notes to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy such Notes in any jurisdiction in which such an offer or sale would be unlawful and is issued pursuant to Rule 135(c) under the Securities Act of 1933.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2004	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel Senior Vice President and Chief Financial Officer